                                                 Exhibit 21.1
SUBSIDIARIES

ENTITY	JURISDICTION OF FORMATION OR ORGANIZATION
Ligatus GmbH	Germany
OBL Acquisition Inc.	USA
OT CH Fin Holdings (UK) Limited	United Kingdom
OT Midco Inc.	USA
OT Swiss Financing GmbH	Switzerland
OT UK Holdings Limited	United Kingdom
OT US Holdings LLC	USA
Outbrain Australia Pty Ltd	Australia
Outbrain Belgium BVBA	Belgium
Outbrain d.o.o	Slovenia
Outbrain France SAS	France
Outbrain Germany GmbH	Germany
Outbrain India Private Limited	India
Outbrain Israel Ltd.	Israel
Outbrain Italy S.r.l.	Italy
Outbrain Japan KK	Japan
Outbrain Netherlands B.V.	Netherlands
Outbrain New Zealand Limited	New Zealand
Outbrain Services Monetizacao de Conteudo LTDA	Brazil
Outbrain Singapore Pte Ltd	Singapore
Outbrain Spain S.L.	Spain
Outbrain UK Limited	United Kingdom
PT Teads Indonesia Advertising	Indonesia
Shanghai Outbrain Information Technology Service Co., Ltd.	China
Teads Arabia for Advertising	Saudi Arabia
Teads Argentina SA	Argentina
Teads Australia Pty Ltd	Australia
Teads Brasil Solucoes em Propaganda e Video Ltda	Brazil
Teads Canada ULC	Canada
Teads Chile SPA	Chile
Teads Columbia SAS	Columbia
Teads Deutschland GmbH	Germany
Teads France SAS	France
Teads Hong-Kong Limited	Hong Kong
Teads Inc.	USA
Teads India Advertising Private Limited	India
Teads Italia S.r.l.	Italy
Teads Japan KK	Japan
Teads Korea Ltd	Korea
Teads LATAM LLC	USA
Teads Limited	United Kingdom
Teads MENA SARL	Luxembourg
Teads Mexico, S. de R.L.de C.V.	Mexico
Teads Middle East FZ-LLC	UAE
Teads NL BV	Netherlands

Teads North Africa SARL AU	Morocco
Teads Peru S.A.C.	Peru
Teads Poland sp. z.o.o.	Poland
Teads Rus LLC	Russia
Teads SARL	Luxembourg
Teads Schweiz GmbH	Switzerland
Teads Singapore Private Limited	Singapore
Teads South Africa Proprietary Limited	South Africa
Teads Spain, S.L.U.	Spain
Teads Studio Limited	United Kingdom
Teads Studio S.r.l.	Romania
Teads Taiwan Co. Ltd.	Taiwan
video intelligence AG	Switzerland
video intelligence GmbH	Germany
video intelligence S.r.l.	Romania
video intelligence Sweden AB	Sweden
Viewster Deutschland GmbH, i.L.	Germany
Zemanta Holding USA Inc.	USA
Zemanta Inc.	USA
Zemanta Limited UK	United Kingdom